UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2013

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On March 13, 2013, Stephen L. Newman accepted an appointment to fill a newly-created seat on Cadence Pharmaceuticals, Inc.’s (the “Company”) Board of Directors (the “Board”). Based upon the recommendation of the Board’s Nominating/Corporate Governance Committee, Dr. Newman was appointed as a Class II director, with an initial term expiring at the 2014 annual meeting of the Company’s stockholders. The Board has determined that Dr. Newman is “independent” within the meaning of the independent director standards of the Securities and Exchange Commission and under the Nasdaq Stock Market qualification standards.

In connection with his appointment to the Board, Dr. Newman will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Director Compensation Policy, the Company has granted Dr. Newman options to purchase 37,500 shares of the Company’s common stock for his service as a director.

There are no other arrangements or understandings between Dr. Newman and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company is a party and in which Dr. Newman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Executive Compensation

On March 13, 2013, the Compensation Committee of the Board (the “Compensation Committee”) approved the 2013 base salaries and the 2012 bonus payments to be paid to the Company’s President and Chief Executive Officer (the “CEO”), Senior Vice President and Chief Financial Officer (the “CFO”) and its three other most highly compensated executive officers (collectively with the CEO and CFO, the “NEOs”).

Under the terms of the Company’s 2012 Corporate Bonus Plan, each of the NEOs is eligible to receive a bonus ranging from zero to 150% of his or her target bonus. The target bonus for Theodore R. Schroeder, the Company’s CEO, was equal to 75% of his base salary, and the bonus award was based entirely upon the Company’s achievement of its corporate performance goals for 2012. For the Company’s other NEOs, the target bonus was equal to 40% of base salary, and the bonus award was based 75% on the achievement of corporate performance goals and 25% on individual performance for 2012. The Compensation Committee determined that the Company’s achievement level relative to its 2012 corporate performance goals was 95% for purposes of the bonus calculations.

The 2013 base salaries and the 2012 bonuses approved by the Compensation Committee are as follows:

Name	Title	2013 Base Salary	2012 Cash Bonus
Theodore R. Schroeder	President and Chief Executive Officer	$560,040	$383,681
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$355,073	$131,445
Scott A. Byrd	Senior Vice President and Chief Commercial Officer	$357,992	$134,247
Hazel M. Aker	Senior Vice President, General Counsel and Secretary	$352,741	$135,670
Malcolm Lloyd-Smith	Senior Vice President, Regulatory Affairs, Quality and Clinical	$329,222	$124,265

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: March 15, 2013